                                                                     Exhibit 5.1

                 [Orrick, Herrington & Sutcliffe LLP Letterhead]

                                 March 15, 2006

Banc of America Funding Corporation
214 North Tyron Street
Charlotte, North Carolina  28255

Re:      Banc of America Funding Corporation (Depositor)
         Registration Statement on Form S-3 (File No. 333-130536)
         --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Banc of America Funding Corporation, a
Delaware corporation, (the "Company") in connection with the preparation of the
Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration by the Company of Mortgage
Pass-Through Certificates (the "Certificates"). As described in the Registration
Statement, the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the
Company pursuant to a Pooling and Servicing Agreement (each, a "Pooling and
Servicing Agreement") among the Company, a trustee, a master servicer, a securities administrator and a servicer or servicers, as applicable. For each series, the Certificates will be issued pursuant to the Pooling and Servicing
Agreement.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that, when the
Certificates have been duly executed, authenticated and delivered in accordance with the applicable Pooling and Servicing Agreement, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates will be legally issued, fully paid and non-assessable, and the holders of the
Certificates will be entitled to the benefits of such applicable Pooling and
Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Banc of America Funding Corporation
March 15, 2006

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange
Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP